UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2014

AMERICAN CAMPUS COMMUNITIES, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	760753089

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill Country Boulevard, Suite T-200
Austin, TX 78738
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (512) 732-1000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held on May 1, 2014, there were 104,907,700 common shares entitled to be voted; 95,426,207 shares were voted in person or by proxy.  The stockholders voted on the following matters at the Annual Meeting:

1.	Election of nine director nominees to hold office for a one-year term;

2.	Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2014; and

3.	On an advisory basis, approval of the executive compensation disclosed in the Proxy Statement.

The results of the stockholder votes are set forth below:

Board of Directors

	Affirmative	Negative	Abstentions
William C. Bayless, Jr.	91,784,509	87,852	19,241
R.D. Burck	91,711,566	159,944	20,092
G. Steven Dawson	91,830,580	40,779	20,243
Cydney C. Donnell	91,719,919	152,490	19,193
Dennis G. Lopez	91,789,170	81,297	21,135
Edward Lowenthal	91,719,353	152,046	20,203
Oliver Luck	91,718,565	152,305	20,732
C. Patrick Oles, Jr.	91,789,183	81,651	20,768
Winston W. Walker	91,830,111	41,312	20,179

There were 3,534,605 broker non-votes with respect to the election of directors.

Independent Registered Public Accounting Firm

Affirmative	Negative	Abstentions
94,989,050	422,086	15,071

Approval, on an Advisory Basis, of Executive Compensation

Affirmative	Negative	Abstentions	Broker Non-Votes
86,120,391	4,715,933	1,055,278	3,534,605

The Company's Board of Directors has determined that the Company will conduct advisory votes to approve the compensation of the Company's executive officers on an annual basis.  Accordingly, the Company will include an advisory vote on executive compensation in its proxy materials every year until the next stockholder vote on the frequency of such votes is held, which will be no later than the Company's 2017 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 6, 2014	AMERICAN CAMPUS COMMUNITIES, INC.

		By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial
Officer, Secretary and Treasurer